EXHIBIT 99.1


    FISCAL YEAR 2006 EXECUTIVE OFFICER CASH MERIT BONUS PLAN
                 (as revised September 6, 2005)


   The bonus plan (the "Plan") has been structured with two key components:

  1. profit before tax ("PBT") actual results as compared to the budgeted PBT for the fiscal year; and

  2.   individual goals for the fiscal year.


 Percent    Maximum Bonus as a Percent of Base Salary for Achieving
   of       ________________________________________________________
Budgeted
   PBT
Achieved
                      PBT Goal                Individual Goals           Total*
_________  __________________________    ___________________________   _________

 115% or                96%                         24%                   120%
  more
_________  __________________________    ___________________________   _________
 Between        Pro rata percentage         Pro rata percentage
100%-115%       between 48% and 96%:        between 12% and 24%
              (Each 0.1% of PBT above     (Each 0.1% of PBT above
               the Target translates       the Target translates
                 into an additional          into an additional
             0.32% of salary above 48%)   0.08% of salary above 12%)
_________   ___________________________   __________________________   _________

Target =                48%                         12%                    60%
  100%
_________   ___________________________   __________________________   _________
 Between       Pro rata percentage          Pro rata percentage
95%-100%       between 24% and 48%          between 6% and 12%
             (Each 0.1% of PBT below      (Each 0.1% of PBT below
              the Target translates        the Target translates
               into a reduction of          into a reduction of
            0.48% of salary below 48%)    0.12% of salary below 12%)
_________   ___________________________   __________________________   _________

   95%                 24%                            6%                   30%
_________   ___________________________   __________________________   _________

Less than               0%                            0%                    0%
   95%
_________   ___________________________   __________________________   _________

* The "Total" amount set forth in the above Table may be upwardly adjusted an amount not to exceed 30% for a maximum amount of 150% or downwardly adjusted to zero within the discretion of the Committee.